EXHIBIT 99.1

QUIPT HOME MEDICAL REPORTS FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

Cincinnati, Ohio – December 15, 2025 – Quipt Home Medical Corp. (the “Company”) (NASDAQ: QIPT; TSX:QIPT), a U.S.-based home medical equipment provider focused on end-to-end respiratory care, today announced its fourth quarter and fiscal year 2025 financial results and operational highlights. These results pertain to the three months and year ended September 30, 2025 and are reported in U.S. Dollars under GAAP.

Financial Highlights:

●	Revenue for Q4 2025 was $68.3 million compared to $61.3 million for Q4 2024, representing an 11% increase. Sequential organic revenue growth from Q3 2025 was strong at 5%.
●	Recurring Revenue[1] for Q4 2025 was strong at 80% of total revenue, driven by the growth in the Company’s resupply platform.
●	Adjusted EBITDA[1] for Q4 2025 was $14.9 million (21.8% as a percentage of revenues) compared to $13.4 million (21.9% as a percentage of revenues) for Q4 2024, representing an 11% increase.

●	Net income (loss) for Q4 2025 was ($3.6) million, or ($0.08) per diluted share, compared to ($2.9) million, or ($0.07) per diluted share for Q4 2024.
●	Revenue for fiscal year 2025 was $245.4 million compared to $245.9 million for fiscal year 2024, representing a slight decrease.
●	Adjusted EBITDA[1] for fiscal year 2025 was $55.9 million (22.8% as a percentage of revenue), compared to Adjusted EBITDA for fiscal year 2024 of $57.7 million (23.5% as a percentage of revenue), representing a 3% decrease.
●	Net income (loss) for fiscal year 2025 was ($10.7) million, or ($0.24) per diluted share, compared to ($6.8) million, or ($0.16) per diluted share for fiscal year 2024.
●	Cash flow from operating activities was $37.7 million for the year ended September 30, 2025, compared to $35.4 million for the year ended September 30, 2024.
●	The Company reported $12.9 million of cash on hand as of September 30, 2025, compared to $11.3 million as of June 30, 2025. Total credit availability of $12.7 million as of September 30, 2025, with $9.1 million available towards the revolving credit facility and $3.6 million available pursuant to the delayed-draw term loan facility.
●	The Company maintains a conservative balance sheet with Net Debt to Adjusted EBITDA Leverage Ratio[1] of 1.8x.

Operational Highlights:

●	The Company’s customer base increased 10% year over year to 346,000 unique patients served in fiscal year 2025 compared to 314,000 unique patients in fiscal year 2024.
●	Compared to 854,000 unique set-ups/deliveries in fiscal year 2024, the Company completed 917,000 unique set-ups/deliveries in fiscal year 2025, an increase of 7%. This includes 486,000 respiratory resupply set-ups/deliveries for the year ended September 30, 2025, compared to 480,000 for the year ended September 30, 2024, an increase of 1%, which the Company credits to its continued use of technology and centralized intake processes.

1 Non-GAAP financial measure or ratio. See “Non-GAAP Financial Measures” below for additional information.

Management Commentary:

“Our fiscal 2025 performance underscores both the durability of our model and the accelerating momentum we generated through the back half of the year,” said Gregory Crawford, Chairman and CEO of the Company. “In the fourth quarter, we delivered strong sequential organic growth, effectively managed industry-wide pressures, and continued scaling our platform. I want to thank the entire Quipt team for their unwavering commitment to operational excellence and for the exceptional support they provide to our patients and healthcare partners every single day.”

“Our results highlight the strength of our core operations and the renewed momentum across the business,” added Hardik Mehta, Chief Financial Officer. “As expected, we saw accelerating sequential organic growth throughout the back half of fiscal 2025, supported by improving referral activity and a stabilizing product mix across key categories. We anticipate consistent organic growth going forward, driven by our scalable operating platform, disciplined expense management, and the continued expansion of our diversified product offering.”

The Company's audited financial statements, and related management’s discussion and analysis, in the form of an Annual Report on Form 10-K, for the three months and year ended September 30, 2025, are available at www.sec.gov, under the Company's profile on SEDAR+ (www.sedarplus.com) and posted on the Company's web site at www.quipthomemedical.com.

ABOUT QUIPT HOME MEDICAL CORP.

The Company provides in-home monitoring and disease management services including end-to-end respiratory solutions for patients in the United States healthcare market. It seeks to continue to expand its offerings to include the management of several chronic disease states focusing on patients with heart or pulmonary disease, sleep disorders, reduced mobility, and other chronic health conditions. The primary business objective of the Company is to create shareholder value by offering a broader range of services to patients in need of in-home monitoring and chronic disease management. The Company’s organic growth strategy is to increase annual revenue per patient by offering multiple services to the same patient, consolidating the patient’s services, and making life easier for the patient.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). The words “may”, “would”, “could”, “should”, "potential”, "will”, "seek”, "intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “outlook”, or the negatives thereof or variations of such words, and similar expressions as they relate to the Company. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. Examples of such risk factors include, without limitation: risks related to credit, market (including equity, commodity, foreign exchange and interest rate), liquidity, operational (including technology and infrastructure), reputational, insurance, strategic, regulatory, legal, environmental, and capital adequacy; the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations to the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; a novel business model; dependence on key suppliers; granting of permits and licenses in a highly regulated business; legal proceedings and litigation, including as it relates to the civil investigative demand (“CID”) received from the Department of Justice; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company and a smaller reporting company; the occurrence of natural and unnatural catastrophic events or health epidemics or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with United States Securities and Exchange Commission  and available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statement prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA”, “Recurring Revenue”, and “Net Debt to Adjusted EBITDA Leverage Ratio”, which are non-GAAP financial measures that do not have standardized meanings prescribed by generally accepted accounting principles in the United States (“GAAP”). The Company’s presentation of these financial measures may not be comparable to similarly titled measures used by other companies. These financial measures are intended to provide additional information to investors concerning the Company’s performance.

Adjusted EBITDA is calculated as net loss, and adding back depreciation and amortization, right-of-use operating lease amortization and interest, interest expense, net, provision (benefit) for income taxes, certain professional fees, including those related to the CID, the loss of private issuer status, and  proxy contests and other actions of activist shareholders, stock-based compensation, acquisition-related costs, change in fair value of derivative liability – interest rate swaps, gain on disposals of property and equipment, loss (gain) on foreign currency transactions, and share of loss in equity method investment. The following table shows our non-GAAP measure, Adjusted EBITDA, reconciled to our GAAP net loss for the following indicated periods (in $millions):

	For the three	For the three	For the	For the
	months ended	months ended	year ended	year ended
	September	September	September	September
	30, 2025	30, 2024	30, 2025	30, 2024
Net loss	$(3.6)	$(2.9)	$(10.7)	$(6.8)
Add back:
Depreciation and amortization	11.9	11.5	45.5	44.6
Interest expense, net	1.6	1.5	6.3	6.4
Right-of-use operating lease amortization and interest	1.7	1.4	6.4	6.0
Provision (benefit) for income taxes	0.1	(0.4)	0.2	0.1
Professional fees	1.3	1.1	4.3	3.3
Stock-based compensation	1.4	0.3	4.0	2.5
Acquisition-related costs	0.6	0.1	0.8	0.4
Change in fair value of derivative liability - interest rate swap	-	1.0	(0.4)	1.1
Gain on disposals of property and equipment	(0.3)	(0.1)	(1.2)	(0.1)
Gain (loss) on foreign currency transactions	0.1	(0.2)	0.4	(0.1)
Share of loss in equity method investment	0.1	0.1	0.3	0.3
Adjusted EBITDA	$14.9	$13.4	$55.9	$57.7

Recurring Revenue for Q4 2025 is calculated as rentals of medical equipment of $28.0 million plus sales of respiratory resupplies of $26.7 million for a total of $54.7 million, divided by total revenues of $68.3 million, or 80%.

Net Debt to Adjusted EBITDA Leverage Ratio is calculated as Net Debt, divided by (Adjusted EBITDA for Q4 times four), and is reconciled as follows (in $millions):

As of and for the three months ended September 30, 2025
Senior credit facility, principal	$87.6
Equipment loans	12.2
Lease liabilities	19.9
Cash	(12.9)
Net Debt	$106.8
Adjusted EBITDA for Q4 times four	$59.7
Net Debt to Adjusted EBITDA Leverage Ratio	1.8x

For further information please visit our website at www.Quipthomemedical.com, or contact:

Cole Stevens

VP of Corporate Development

Quipt Home Medical Corp.

859-300-6455

cole.stevens@myquipt.com

Gregory Crawford

Chief Executive Officer

Quipt Home Medical Corp.

859-300-6455

investorinfo@myquipt.com